UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2019

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of Principal Executive Offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	NHLD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2019, National Holdings Corporation (the “Company”) completed its previously announced acquisition of all of the outstanding equity interests (collectively, the “Purchased Shares”) of Winslow Evans & Crocker, Inc., a Massachusetts corporation (“WEC”), Winslow, Evans & Crocker Insurance Agency, Inc., a Massachusetts corporation (“WIA”), and Winslow Financial, Inc., a Massachusetts corporation (“WF” and collectively with WEC and WIA, the “Targets”) pursuant to terms of a Stock Purchase Agreement, dated as of August 26, 2019 (the “Original Purchase Agreement”), by and among certain sellers named therein (the “WEC Sellers”), Daniel Santanello (“Santanello”), Robert Maloney (“Maloney” and, together with Santanello and the WEC Sellers, the “Sellers”), as amended by Amendment No. 1, dated as of October 11, 2019 (the “First Amendment” and, together with the Original Purchase Agreement, the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement are collectively referred to as the “Transactions.”

At the closing of the Transactions (the “Closing”), the Company acquired the Purchased Shares for an aggregate purchase price of approximately $3.2 million paid in cash, less certain adjustments. Under the Purchase Agreement, the Sellers are entitled to additional consideration to be based on (i) the amount of net operating capital of WEC and WF as of the Closing, payable in three annual installments and not to exceed $1.0 million in the aggregate, (ii) the aggregate pre-tax net income (loss) of the Targets through September 22, 2022, provided that such additional consideration shall not be less than $1.5 million and shall not exceed $3.0 million in the aggregate, and (iii) a portion of the synergies achieved through September 20, 2022.

The foregoing descriptions of the Purchase Agreement and the Transactions do not purport to be complete and are qualified in their entirety by reference to the Original Purchase Agreement, a copy of which was filed with the Company’s Current Report on Form 8-K filed on August 29, 2019 as Exhibit 2.1 and is incorporated herein by reference, and the First Amendment, a copy of which was filed with the Company’s Current Report on Form 8-K filed on October 17, 2019 as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2020	NATIONAL HOLDINGS CORPORATION (Registrant)

	By:	/s/ Michael Mullen
	Name:	Michael Mullen
	Title:	Chief Executive Officer